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                                                               Exhibit (h)(5)(i)

                                 AMENDMENT NO. 1
                                       TO
                             PARTICIPATION AGREEMENT


     Amendment No. 1, dated as of August 1, 2003 ("Amendment"), to the Participation Agreement dated as of December 3, 2001 ("Agreement") by and among AXA Premier VIP Trust, The Equitable Life Assurance Society of the United States, AXA Distributors, LLC and AXA Advisors, LLC,. (collectively, the "Parties").

     The Parties hereby agree that Schedule B to the Agreement is replaced in its entirety by the schedule attached hereto entitled "Schedule B".

     Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.

AXA PREMIER VIP TRUST                     THE EQUITABLE LIFE ASSURANCE
                                          SOCIETY OF THE UNITED STATES


By:  /s/ Steven M. Joenk                  By:  /s/ Peter D. Noris
     ---------------------------------         ---------------------------------
Name:    Steven M. Joenk                  Name:    Peter D. Noris
Title:   President and Chief Executive    Title:   Executive Vice President and
         Officer                                   Chief Investment Officer


AXA DISTRIBUTORS, LLC                     AXA ADVISORS, LLC


By:  /s/ Jerald E. Hampton                By:  /s/ John Lefferts
     ---------------------------------        ----------------------------------
Name:    Jerald E. Hampton                Name:    John Lefferts
Title:   Chairman of the Board and        Title:   President and Chief Executive
         Chief Executive Officer                   Officer


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                                   SCHEDULE B
                                       TO
                   AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT
                        DESIGNATED PORTFOLIOS AND CLASSES

                Portfolios                                 Classes
-----------------------------------------------   ------------------------
AXA Premier VIP Large Cap Growth Portfolio           Class A and Class B
AXA Premier VIP Large Cap Core Equity Portfolio      Class A and Class B
AXA Premier VIP Large Cap Value Portfolio            Class A and Class B
AXA Premier VIP Small/Mid Cap Growth Portfolio       Class A and Class B
AXA Premier VIP Small/Mid Cap Value Portfolio        Class A and Class B
AXA Premier VIP International Equity Portfolio       Class A and Class B
AXA Premier VIP Technology Portfolio                 Class A and Class B
AXA Premier VIP Health Care Portfolio                Class A and Class B
AXA Premier VIP Core Bond Portfolio                  Class A and Class B
AXA Conservative Allocation Portfolio                Class A and Class B
AXA Conservative-Plus Allocation Portfolio           Class A and Class B
AXA Moderate Allocation Portfolio                    Class A and Class B
AXA Moderate-Plus Allocation Portfolio               Class A and Class B
AXA Aggressive Allocation Portfolio                  Class A and Class B
AXA Premier VIP Aggressive Equity Portfolio          Class A and Class B
AXA Premier VIP High Yield Portfolio                 Class A and Class B